Exhibit 10.3

FOURTH AMENDMENT TO

LOAN AGREEMENT

This FOURTH AMENDMENT TO LOAN AGREEMENT (the “4th Amendment”) is made on August 10, 2026, by and among Hour Loop, Inc. (the “Borrower”), Sam Lai, and Sau Kuen Yu (together as “Lenders”). Borrower and Lenders shall collectively be known herein as the “Parties”.

WHEREAS, the Parties have entered into a Loan Agreement, dated as of September 16, 2021 (the “Agreement”), pursuant to which the Lenders have agreed to grant to the Borrower a loan (the “Loan”) of estimated amount to be $4,038,208; and

WHEREAS, the principal amount is then determined to be $4,170,418. The accrued and unpaid interest amount is $120,002.92 (the “Interest Payable”) as of December 31, 2022; and

WHEREAS, the Parties have entered into an AMENDMENT TO LOAN AGREEMENT, dated as of December 28, 2022 (the “Amendment”) with agreed tenor of 2 year, pursuant to which the principal amount, $4,170,418, should be payable as of December 31, 2024; and

WHEREAS, the principal repayment is then determined to be $1,000,000 and the accrued and unpaid interest amount is $229,372.99 as of December 31, 2024, in which the Lenders agreed the deposits from the Borrower could be settled before January 31, 2025 subject to the Borrower’s normal cash reserve as Amendment states; and

WHEREAS, the Parties have entered into a SECOND AMENDMENT TO LOAN AGREEMENT, dated as of December 24, 2024 (the “2nd Amendment”) with agreed tenor of 1 year, pursuant to which the principal amount, $3,170,418, should be payable as of December 31, 2025; and

WHEREAS, the Parties have entered into a THIRD AMENDMENT TO LOAN AGREEMENT, dated as of December 22, 2025 (the “3rd Amendment”), with an agreed tenor of 1 year, pursuant to which the principal amount was $2,660,418, of which the Parties made six repayments totaling $600,000 between January 29, 2026 and March 27, 2026, leaving a remaining principal balance of $2,060,418 as of March 27, 2026; and

WHEREAS, as set forth in the transaction schedule attached hereto as Schedule A and incorporated herein by reference, between April 1, 2026, and August 10, 2026, Lenders made a series of advances to Borrower (collectively, the “Advances”), against which Borrower made corresponding repayments, resulting in an increase to the outstanding principal amount of the Loan of $1,350,000 as of August 10, 2026; and

WHEREAS, after giving effect to the foregoing, the Parties agree that the outstanding principal amount of the Loan as of August 10, 2026 is $3,410,418 (comprised of the $2,060,418 remaining under the 3rd Amendment plus $1,350,000 in additional advances set forth in Schedule A) (the “Outstanding Principal Balance”), and the Parties desire to amend the Agreement to reflect the Outstanding Principal Balance and the other terms set forth below;

WHEREAS, during the period from April 1, 2026 through August 10, 2026, interest continued to accrue on the outstanding principal amount of the Loan at the annual rate of four-point-seventy-five percent (4.75%) simple interest in accordance with the Agreement, and such accrued interest shall be calculated and paid separately from the Principal Amount; and

WHEREAS, the Parties have agreed to modify certain terms and conditions in the 3rd Amendment subject to the Borrower’s expansion plan.

NOW, THEREFORE, it is agreed as follows:

1.	Definition. Except as otherwise expressly defined herein, all terms used herein shall have the meanings ascribed thereto in the Agreement.

2.	4th Amendment. The parties hereto expressly agree that the terms and conditions of the Agreement be amended as follows:

(1)	Principal Amount: The Principal Amount of the Loan is $3,410,418.

(2)	Tenor: The tenor of the Loan, as amended hereby, shall continue through the Maturity Date of December 31, 2026.

(3)	Repayments: The Principal Amount shall be repaid through monthly settlements of $200,000, commencing August 31, 2026, and continuing on the last day of each calendar month thereafter, with any remaining outstanding balance of the Principal Amount due and payable in full on the Maturity Date.

Notwithstanding the foregoing, the Parties agree to discuss quarterly and make reasonable efforts, subject to the Borrower’s normal cash reserve and expansion plan (if any), to explore the possibility of early or delayed repayments.

(4)	Interest rate: The Loan shall bear interest at an annual rate of four-point-seventy-five percent (4.75%) simple interest. Interest shall be paid annually.

Notwithstanding the foregoing, the Parties agree to discuss annually and make reasonable efforts, subject to the Borrower’s normal cash reserve and expansion plan (if any), to explore the possibility of early or delayed payment of interest.

3.	Cross Reference. The Agreement as amended hereby shall, from and after the date hereof, be read as a single integrated document incorporating the amendments effected hereby and each reference to the terms, “Agreement”, “hereof”, “hereunder” and words of similar import contained in the Agreement shall, as applicable, from and after the date hereof, be deemed to be references to the Agreement, as amended by this 4th Amendment and each such reference (and each reference to the term “Agreement”) in all other documents related thereto shall be deemed to be a reference to the Agreement as amended hereby.

4.	Entire Agreement. The Agreement as amended by this 4th Amendment constitutes the complete and exclusive understanding and agreement between the Parties regarding its subject matter and supersedes all prior or contemporaneous agreements or understandings, whether written or oral, relating to its subject matter.

5.	Governing Law. This 4th Amendment shall be governed by, and interpreted in accordance with, the laws of the State of Washington.

6.	Continuing Effect. The terms and conditions of the Agreement, except as expressly amended, supplemented and modified herein, shall remain unchanged and in full force and effect.

IN WITNESS WHEREOF, the Parties hereto have executed this 4th Amendment on the date first above written.

Borrower:	Hour Loop, Inc.

By:	/s/ Sam Lai	Print:	Sam Lai, CEO	Date:	8/10/2026
(Name , Title)

Lender’s Signature:	/s/ Sam Lai	Print:	Sam Lai	Date:	8/10/2026

Lender’s Signature:	/s/ Sau Kuen Yu	Print:	Sau Kuen Yu	Date:	8/10/2026

Schedule A — Loan Advances and Repayments

(December 31, 2025 through August 10, 2026)

Date	Advance (Debit)	Repayment (Credit)	Outstanding Principal Balance
12/31/2025	—	—	$2,660,418
1/29/2026	—	$100,000	$2,560,418
1/29/2026	—	$100,000	$2,460,418
2/26/2026	—	$100,000	$2,360,418
2/26/2026	—	$100,000	$2,260,418
3/26/2026	—	$100,000	$2,160,418
3/27/2026	—	$100,000	$2,060,418
4/1/2026	—	$20,000	$2,040,418
4/2/2026	$600,000	—	$2,640,418
4/2/2026	$270,000	—	$2,910,418
4/2/2026	—	$6,000	$2,904,418
4/3/2026	$256,000	—	$3,160,418
4/7/2026	—	$10,000	$3,150,418
4/8/2026	$10,000	—	$3,160,418
4/8/2026	$350,000	—	$3,510,418
4/16/2026	—	$15,000	$3,495,418
4/17/2026	$15,000	—	$3,510,418
4/21/2026	$100,000	—	$3,610,418
5/26/2026	—	$17,000	$3,593,418
5/27/2026	$17,000	—	$3,610,418
5/28/2026	—	$100,000	$3,510,418
5/28/2026	—	$100,000	$3,410,418
6/4/2026	—	$16,000	$3,394,418
6/5/2026	$16,000	—	$3,410,418
7/7/2026	—	$25,000	$3,385,418
7/8/2026	$25,000	—	$3,410,418
8/7/2026	$300,000	—	$3,710,418
8/10/2026	—	300,00	$3,410,418

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